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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 30, 1996


                       CINERGI PICTURES ENTERTAINMENT INC.

             (Exact name of registrant as specified in its charter)


             DELAWARE                      0-23958               95-4247952
          (State or other                (Commission          (I.R.S. Employer
  jurisdiction of Incorporation)        File Number)         Identification No.)


                      2308 BROADWAY, SANTA MONICA, CA  90404
              (Address of principal executive offices)  (zip code)

       Registrant's telephone number, including area code: (310) 315-6000


                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

      On December 30, 1996 and January 2, 1997, the Company repurchased an aggregate of 744,682 shares of Common Stock of the Company, constituting approximately 5.2% of the 14,191,556 shares of the Company's Common Stock then outstanding and consisting of 372,341 shares held by Dianne Caplan Lebovits, a Director and former executive officer of the Company, and 372,341 shares held by the law firm of Ziffren, Brittenham, Branca & Fischer ("ZBBF"), which acts as special counsel to the Company. Harry M. Brittenham, a partner in ZBBF, is a member of the Company's Board of Directors. Ms. Lebovits and ZBBF had each originally acquired such shares pursuant to separate Stock Purchase Agreements dated as of January 1, 1994 (each an "Original Purchase Agreement") and in exchange for payment of the aggregate par value of such shares in cash and a full recourse secured promissory note in the principal amount of $450,000 (each a "Purchase Note"). Ms. Lebovits subsequently split her Purchase Note into two separate notes (the "Purchase Notes") each secured by different collateral. Pursuant to the terms of the repurchase, in consideration for the sale by ZBBF of the 372,341 shares to the Company, the Company canceled the Purchase Note of ZBBF under which $450,000 was then outstanding. Pursuant to the terms of Ms. Lebovits' Original Purchase Agreement, 51,714 shares of the Common Stock held by Ms. Lebovits which were not vested at the time of her resignation as Executive Vice President, General Counsel and Corporate Secretary of the Company on August 15, 1996, were repurchased at the original purchase price (approximately $1.21 per share) by reducing the aggregate balance due under her Purchase Notes by approximately $62,500. In consideration for the sale by Ms. Lebovits to the Company of the other 320,627 shares repurchased, the Company canceled the remaining balances of her Purchase Notes under which approximately $468,000 was then outstanding (after the $62,500 reduction). As a result of the stock repurchases, as of January 3, 1997, there were an aggregate of 13,446,874 shares of the Company's common stock outstanding.

      The Company and Warren Braverman, the Company's Chief Operating Officer, Chief Financial Officer and Executive Vice President and a member of the Company's Board of Directors, have agreed to amend Mr. Braverman's employment agreement to extend the term of his employment (due to expire December 31, 1997) for two years, until December 31, 1999. Pursuant to an amendment to his employment agreement dated as of January 1, 1997 (the "Amendment"), Mr. Braverman will receive an annual base salary of $584,000 in 1998 and $613,000 in 1999. Under the existing agreement, Mr. Braverman's annual base salary in 1997 is $556,000. Pursuant to the Amendment, Mr. Braverman also received a signing bonus of $600,000 of which $300,000 was used to fully repay two loans previously made by the Company to Mr. Braverman (a $250,000 loan bearing interest at 7% per annum, which matured December 31, 1996 and under which $250,000 was outstanding as of such date, and a $50,000 interest free loan maturing September 30, 1997). The Amendment also eliminated the requirement that Mr. Braverman mitigate his damages in the event he is entitled under the employment agreement to terminate his employment. The remaining terms of his existing employment agreement (including the incentive compensation provisions) were not altered by the Amendment.


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ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)    Financial Statements of Business Acquired.

             Not applicable.

      (b)    Pro Forma Financial Information.

             Not applicable.

      (c)    Exhibits.

             The Exhibits listed below are filed as part of this Report.

             Exhibit No.      Description of Exhibit
             -----------      ----------------------

             10.1 Stock Purchase Agreement dated as of January 2, 1997 by and between Ziffren, Brittenham, Branca & Fischer and the Company.

             10.2 Stock Purchase Agreement dated as of December 30, 1996 by and between Dianne Caplan Lebovits and the Company.

             10.3 Amendment to Restated Employment Agreement of Warren Braverman, dated as of January 1, 1997 by and between Warren Braverman and the Company.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CINERGI PICTURES ENTERTAINMENT INC.



                              By:    /s/ Warren Braverman
                                  ----------------------------------------------
                                   Name:   Warren Braverman
                                   Title:  Chief Operating Officer, Chief
                                           Financial Officer and Executive Vice
                                           President


Date: January 7, 1997


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                                  EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION OF EXHIBIT                    PAGE

10.1                Stock Purchase Agreement dated as of
                    January 2, 1997 by and between Ziffren,
                    Brittenham, Branca & Fischer and the
                    Company. . . . . . . . . . . . . . . . . . . . . . . . . .6

10.2                Stock Purchase Agreement dated as of
                    December 30, 1996 by and between Dianne
                    Caplan Lebovits and the Company. . . . . . . . . . . . . 13

10.3                Amendment to Restated Employment
                    Agreement of Warren Braverman, dated as
                    of January 1, 1997 by and between Warren
                    Braverman and the Company. . . . . . . . . . . . . . . . 21



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